Exhibit 4.4

THIRD AMENDMENT TO

TERM LOAN AGREEMENT

This Third Amendment to Term Loan Agreement (this “Amendment”) dated as of June 26, 2018, is made by and among NORDSON CORPORATION, an Ohio corporation (the “Borrower”), each of the financial institutions party hereto (the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as a Lender and as administrative agent for the Lenders (in such capacity as administrative gent, the “Agent”).

WITNESSETH:

WHEREAS, the Borrower, Agent and Lenders are parties to that certain Term Loan Agreement with an Effective Date of February 21, 2017 and a Closing Date of March 31, 2017 (as amended by that certain First Amendment and Joinder to Term Loan Agreement dated as of March 31, 2017, and that certain Second Amendment to Term Loan Agreement dated as of May 17, 2018, and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have made the Loans available to the Borrower subject to the terms and conditions set forth in the Loan Agreement;

WHEREAS, the Borrower has requested that the Agent and the Lenders amend the Loan Agreement to modify certain financial covenant levels and to make certain other changes to the Loan Agreement;

WHEREAS, the Agent and the Lenders party hereto are agreeable to amend the Loan Agreement subject to the terms and conditions set forth in this Amendment; and

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms not otherwise defined in this Amendment have the respective meanings assigned thereto in the Loan Agreement.

2. Amendments to Loan Agreement. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Borrower made herein, the Loan Agreement is amended as follows:

(a) Section 1.01 of the Loan Agreement, Definitions, is hereby amended by adding the following new definition in proper alphabetical order:

“Third Amendment Fee Letter” means that certain fee letter agreement dated as of June 15, 2018, by and among Borrower, PNC Capital Markets and Agent, relating to this Agreement and the April 10, 2015 Credit Agreement.

(b) Section 1.01 of the Loan Agreement, Definitions, is hereby amended by amending and restating the following definition in its entirety as follows:

“Loan Documents” shall mean, collectively, this Agreement, each Note, each Guaranty of Payment, the Fee Letter, the Second Amendment Fee Letter, the Third Amendment Fee Letter, and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

(c) Section 2.05 of the Loan Agreement, Fees, is hereby amended and restated in its entirety as follows:

Section 2.05 Fees. Borrower shall pay the fees set forth in the Fee Letter, the Second Amendment Fee Letter, and the Third Amendment Fee Letter.

(d) Section 5.04 of the Loan Agreement, Financial Covenants, is hereby amended and restated in its entirety as follows:

(a) Leverage Ratio. Borrower covenants that it shall not suffer or permit the Leverage Ratio to exceed (i) during any Leverage Ratio Step-Up Period, (x) 4.00 to 1.00 for the first two fiscal quarters of such Leverage Ratio Step-Up Period and (y) 3.75 to 1.00 for the last two fiscal quarters of such Leverage Ratio Step-Up Period and (ii) at all other times, 3.50 to 1.00.

(b) Interest Coverage Ratio. Borrower covenants that it shall not suffer or permit the Interest Coverage Ratio to be less than 2.50 to 1.00.

(e) Article V of the Loan Agreement, Covenants, is hereby amended by adding the new following Section 5.19 at the end of such Article:

Section 5.19 Certain KYC Information. Borrower covenants that it will provide to the Agent and the Lenders such information and documentation as may reasonably be requested by the Agent or any Lender from time to time for purposes of compliance by the Agent or such Lender with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Agent or such Lender to comply therewith.

(f) Section 10.03 of the Loan Agreement, Amendments; Consents, is hereby amended by amending and restating clause (ii) of the proviso as follows:

(ii) the Fee Letter, the Second Amendment Fee Letter, or the Third Amendment Fee Letter may only be amended, modified or rights or privileges thereunder waived, in a writing executed by the parties thereto.

3. Effectiveness; Conditions Precedent. The effectiveness of this Amendment and the amendments to the Loan Agreement contained herein are subject to:

(a)	the Agent’s receipt of one or more counterparts of this Amendment, duly executed by the Borrower, the Agent and the Required Lenders;

(b)	the representations and warranties contained in Section 4 herein are true and correct pursuant to the terms thereof;

(c)	payment to the Agent, for the account of each Lender that executes and delivers a signature page to this Amendment to the Agent, an amendment fee as and to the extent set forth in the Third Amendment Fee Letter (as defined above); and

(d)	payment of all other fees and expenses payable on the effective date of this Amendment (including, without limitation, reasonable fees, charges and disbursements of counsel for the Agent).

4. Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants as follows as of the date hereof:

(a) no Event of Default exists;

(b) each of the representations and warranties contained in Article VI of the Loan Agreement and in the other Loan Documents are true and correct in all material respects (except such representations and warranties that are qualified by materiality, which shall be true and correct in all respects) (except to the extent that any such representations and warranties relates to an earlier date or period, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date or period (except such representations and warranties that are qualified by materiality, which shall be true and correct in all respects on and as of such earlier date or period)); and

(c) no change, occurrence or development shall have occurred since October 31, 2017, that has had or could reasonably be expected to have a material adverse effect on the business, operations, property or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole.

5. Entire Agreement. This Amendment, together with all the Loan Documents executed in connection herewith (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other with respect to the subject matter hereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.03 of the Loan Agreement.

6. Full Force and Effect of Agreement; No Novation. Except as hereby specifically amended, modified or supplemented herein, the Loan Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms. The parties hereto acknowledge and agree that the amendments contained herein do not constitute a novation of the Loan Agreement, the other Loan Documents or the Indebtedness described therein, and shall not, in any case, affect, diminish or abrogate the Borrower’s liability under the Loan Agreement or any other Loan Document or the priority of the Loan Agreement or any other Loan Document.

7. Reviewed by Attorneys. Borrower represents and warrants to the Agent and the Lenders that it (a) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, (b) has been afforded an opportunity to have this Amendment reviewed by, and to discuss this Amendment and documents executed in connection herewith with, such attorneys and other persons as Borrower may wish, (c) has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person and (d) is not relying upon oral representations or statements inconsistent with the terms and provisions of this Amendment. The parties hereto acknowledge and agree that neither this Amendment nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment and the other documents executed pursuant hereto or in connection herewith.

8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO AND THE RESPECTIVE RIGHTS AND OBLIGATIONS OF BORROWER, AGENT AND THE LENDERS SHALL BE GOVERNED BY OHIO LAW, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS, AND SHALL BE FURTHER SUBJECT TO THE PROVISIONS OF SECTION 10.15 OF THE LOAN AGREEMENT.

10. Severability of Provisions; Captions; Attachments. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Amendment. Each schedule or exhibit attached to this Amendment shall be incorporated herein and shall be deemed to be a part hereof.

11. References. All references in any of the Loan Documents to the “Credit Agreement” or “Loan Agreement” shall mean the Loan Agreement (as amended by this Amendment), as further amended, modified, supplemented or restated from time to time in accordance with the terms of the Loan Agreement.

12. Binding Effect; Borrower’ Assignment. This Amendment shall be binding upon and inure to the benefit of Borrower, Agent and each of the Lenders and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and all of the Lenders.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

NORDSON CORPORATION, as Borrower
By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as Agent and a Lender
By:
Name:
Title:

THIRD AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

BANK OF AMERICA, N.A., as a Lender
By:
Name:
Title:

THIRD AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a Lender
By:
Name:
Title:

THIRD AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:
Name:
Title:

THIRD AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

BRANCH BANKING AND TRUST COMPANY, as a Lender
By:
Name:
Title:

THIRD AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

KEYBANK NATIONAL ASSOCIATION, as a Lender
By:
Name:
Title:

THIRD AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

HSBC BANK USA, N.A., as a Lender
By:
Name:
Title:

THIRD AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:
Name:
Title:

THIRD AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender
By:
Name:
Title:

THIRD AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

COMMERZBANK AG, NEW YORK BRANCH, as a Lender
By:
Name:
Title:

THIRD AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

COMPASS BANK, as a Lender
By:
Name:
Title:

THIRD AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

BMO HARRIS BANK N.A., as a Lender
By:
Name:
Title:

THIRD AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

MORGAN STANLEY BANK, N.A., as a Lender
By:
Name:
Title:

THIRD AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

CHEMICAL BANK, as a Lender
By:
Name:
Title:

THIRD AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

FIRST NATIONAL BANK OF PENNSYLVANIA, as a Lender
By:
Name:
Title:

THIRD AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

CITIZENS BANK, N.A., as a Lender
By:
Name:
Title:

THIRD AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

THE HUNTINGTON NATIONAL BANK, as a Lender
By:
Name:
Title:

THIRD AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE

THE NORTHERN TRUST COMPANY, as a Lender
By:
Name:
Title:

THIRD AMENDMENT TO

TERM LOAN AGREEMENT

SIGNATURE PAGE